UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 31, 2015

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2015 Overstock.com, Inc. (“Overstock”), and its majority-owned subsidiary Medici, Inc. (“Medici”), entered into a Cryptodebt and Note Purchase Agreement dated July 31, 2015 with FNY Managed Accounts LLC (“First New York”), a Delaware limited liability company and an affiliate of FNY Capital.  Pursuant to the Agreement, on July 31, 2015, Overstock sold $5 million aggregate principal amount of its uncertificated digital bonds to First New York.  The ownership, principal payment, and any transfers of the bonds, will be recorded on Medici’s TØ.com™ cryptosecurities trading system, which is a public cryptographically-secured distributed ledger system. To simplify the transaction, the cryptobonds are unsecured and have no covenants and reduce the effective interest rate on the funds borrowed for purposes of the demonstration. Overstock simultaneously made an unsecured $5 million loan back to First New York.

Medici undertook the transactions as a second step demonstration of its TØ.com cryptosecurities trading platform.  Medici took the first step to demonstrate the viability of the TØ.com system in June 2015 when it sold $500,000 of Overstock’s digital bonds to Overstock’s Chief Executive Officer Patrick Byrne for $500,000.

The cryptobonds bear interest at 7% per annum (a 4% annual rate net of the 3% rate Overstock is to receive on its loan to First New York) over a five-year term but have put and call provisions pursuant to which Overstock expects the bonds and its loan to First New York to be simultaneously fully repaid in the fourth quarter of 2015, or sooner.  In order to avoid having cryptobonds outstanding with different terms, Overstock requested and Dr. Byrne agreed that the terms of the cryptobonds held by Dr. Byrne would be modified so as to be identical to the terms of the cryptobonds issued to First New York, except for the issuance dates and except that Overstock will not make any loan to Dr. Byrne.  The modification became effective concurrently with the issuance to First New York.

Entrex.com served as placement agent to Overstock in connection with the transactions.

The offering of the digital cryptodebt is being made exclusively to qualified institutional buyers that meet the definition of “accredited investor” and a limited number of other accredited investors in compliance with Rule 506(c) of Regulation D under the Securities Act of 1933, as amended, and is therefore not required to comply with certain specific disclosure requirements.  The Securities and Exchange Commission has not passed upon the merits of or approved the digital cryptodebt or the terms of the offering.  Nothing herein shall constitute an offer to sell or a solicitation of an offer to buy any securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1                        Cryptodebt and Note Purchase Agreement dated July 31, 2015.

10.2                        Promissory Note made by FNY Managed Accounts LLC dated July 31, 2015.

This Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements about the future operation of Medici’s TØ.com™ cryptosecurities trading system and Overstock’s expectations about the early repayment of the bonds and its loan to First New York, and include all statements other than statements of historical fact. Information regarding factors that could materially affect Overstock’s results and future events may be found in Overstock ‘s Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on April 29, 2015, and in any subsequent filings with the SEC. There also may be additional risks that Overstock does not presently know about or that it currently believes are immaterial that could also impair its business or results of operations and could adversely affect Overstock’s future activities. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Overstock undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Edwin Christensen
Edwin Christensen
Director, Legal Affairs Deputy General Counsel
Date:	August 5, 2015